DATED 25 June 2009

AR CASH FLOW PTY LIMITED

(ACN 129 883 405)

AND

YARRAMAN ESTATE PTY LTD

(ACN 101 141 593)

CASHFLOW FINANCING AGREEMENT

EAKIN McCAFFERY COX

solicitors

Level 28, BT Tower
1 Market Street
Sydney NSW 2000

PO Box Q1196
QVB NSW 1230

DX 1069 Sydney

Telephone (02) 9265 3000
Facsimile (02) 9261 5918
Email info@eakin.com.au
URL www.eakin.com.au

Doc No. 256221

CASHFLOW FINANCING AGREEMENT

PARTIES

AR CASH FLOW PTY LIMITED (ACN 129 883 405) of Office 1, 700 Military Road, MOSMAN NSW 2088.

(Buyer)

and

YARRAMAN ESTATE PTY LTD (ACN 101 141 593) having its registered office and principal place of business at 700 Yarraman Road, WYBONG NSW 2333.

(Seller)

BACKGROUND

A. The Seller has requested the Buyer to provide the Facility (consisting of the sale and purchase of the assigned receivables pursuant to this document) to the Seller.

B. The Buyer has agreed to provide the Facility on the terms set out in this document.

OPERATIVE PROVISIONS

1. INTERPRETATION

1.1 Definitions

In this document:

Administrator has the same meaning as in the Corporations Act.

Aggregate Liabilities means the sum of:

(a) the Face Value of Assigned Receivables for which payment remains owing by the Debtor;

(b) any Recourse Amount for which payment remains owing by the Seller; and

(c) any other Money Owing.

ASIC means the Australian Securities and Investments Commission.

Assignment Notice means a notice to the Debtor that the Receivable has been assigned to the Buyer substantially in the form set out in **Schedule 4** or in such other form as instructed by the Buyer.

Authorised Representative means for each party:

(a) a company secretary or director of the party or an employee of the party whose title includes the word manager or director;

(b) a person who is acting temporarily in one of those positions; or

(c) a person or a person holding a position nominated by the party to the other party.

Business Day means a day on which banks are open for general banking business in the place specified in **Item 11** of **Schedule 1**, but does not include Saturdays, Sundays or public holidays.

Commencing Date is the date of this document (or such other date as specified by the Buyer).

Concentration Limit means percentage specified in **Item 5A** of **Schedule 1**.

Controller has the same meaning as in the Corporations Act.

Corporations Act means the Corporations Act 2001 (Cth).

Debtor means the person liable to make payment in respect of a Receivable.

Debtor Acknowledgement means a signed acknowledgement from the Debtor that the Receivable has been assigned to the Buyer substantially in the form set out in **Schedule 3**.

Default Rate means the rate specified in **Item 3** of **Schedule 1**.

Discount Rate means the rate specified in **Item 2** of **Schedule 1**.

Discount in respect of a Purchased Receivable means the amount of the Face Value multiplied by the Discount Rate (calculated as a daily rate) for the period from the Purchase Date to the Payment Date.

Due Date of a Receivable means the earlier of the:

(a) the date as advised by the Seller to the Buyer at the time of an offer to sell the Receivable to the Buyer (as may be advised) as the date by which payment is due from the Debtor; or

(b) the actual due date for payment of the subject Receivable pursuant to the Supply Arrangement.

Event of Default means any event or circumstance of default referred to in **clause 13.2**.

Face Value means the net sum charged to a Debtor in respect of a Receivable as stated in an invoice, after deduction of any discount, commission or other charges which the Debtor may be entitled to deduct or have allowed to it.

Facility means the cashflow financing facility (consisting of the sale and purchase of the Receivables pursuant to the terms and conditions of this document) provided by the Buyer to the Seller pursuant to the terms of this document.

Facility Limit means the amount specified in **Item 1** of **Schedule 1**.

Financial Indebtedness means an obligation whether present or future, actual or contingent to pay or deliver or guarantee any money or commodity under any financial accommodation.

Government Agency means any:

(a) state, federal or local government department or authority;

(b) statutory corporation;

(c) government minister;

(d) governmental, semi-governmental, administrative or judicial person; and

(e) person whether autonomous or not charged with the administration of any applicable Law.

GST has the same meaning as in the GST Act.

GST Act means the *A New Tax System (Goods and Services Tax) Act* 1999 (Cth.).

Guarantee means any guarantee or indemnity or both, letter of credit, performance bond, acceptance or endorsement, mortgage, charge, deposit arrangement or legally enforceable undertaking or obligation:

(a) to pay or to provide funds including by purchasing any property to satisfy or to enable payment or discharge of;

(b) to indemnify against any default in the payment of; or

(c) to be responsible for,

any obligation whether or not it involves the payment of money or indebtedness or to be responsible for the solvency or financial condition of the Transaction Party.

Initial Discount Receivables Period means the period as between the Commencing Date and that date which twelve (12) months following the Commencing Date.

Initial Payment means the Face Value of a Purchased Receivable less the Retention Amount.

Insolvency Event means in the case of an entity (including a person):

(a) an order is made or the entity passes a resolution for its winding up;

(b) an application is made to a court for an order for its winding up unless the application is withdrawn or dismissed within five (5) Business Days;

(c) an Administrator is appointed to the entity (including (without limitation) the appointment of a Voluntary Administrator);

(d) a Controller is appointed for the entity or any of the entity's property;

(e) an application is made to a court for an order to appoint a liquidator, provisional liquidator, trustee for creditors or in bankruptcy to the person or any of the entity 's property unless the application is withdrawn or dismissed within five (5) Business Days;

(f) an appointment of the kind referred to in paragraph (e) is made whether or not following a resolution or application;

(g) the holder of a Security Interest takes possession of any of the entity's property by a Receiver or other lawful means;

(h) the entity fails to comply with a statutory demand as defined in section 459F(1) of the Corporations Act;

(i) the entity ceases or threatens to cease to carry on all or a material part of its business;

(j) the entity is unable to pay its debts when they become due and payable or the person is taken by applicable Law to be insolvent or a court is entitled or required to presume that the entity is insolvent;

(k) the process of any court or authority is invoked against the entity or any of its property to enforce any judgment or order for the payment of money or the recovery of any property unless the person is able within five (5) Business Days to satisfy the Buyer that there is no substantial basis for the judgment or order for which the process was invoked;

(l) the entity takes any step that could result in the person becoming an insolvent under administration as defined in section 9 of the Corporations Act;

(m) the entity takes any step toward entering into a deed of company arrangement, compromise or scheme of arrangement with any of its members or creditors or an assignment for their benefit; or

(n) anything having a substantially similar effect to any of the events specified in paragraphs (a) to (m),

unless this takes place as part of a solvent reconstruction, amalgamation, merger or consolidation that has been approved by the Buyer.

Invoice Date means the date of the tax invoice relating to the Receivable.

Law means any statute, sub-ordinate legislation, rule, regulation, proclamation, ordinance or by-Law, order or decree which has a legislative effect, common Law or equity.

Loss means a loss, claim, action, damage, liability, cost, charge, expense, penalty, compensation, fine, demand, outgoing or payment suffered, paid or incurred.

Material Adverse Effect means something which materially adversely affects:

(a) a Transaction Party's business, assets or financial condition; or

(b) a Transaction Party's ability to perform its obligations under any Transaction Document; or

(c) the Buyer's ability to exercise its rights under a Transaction Document.

Minimum Discount Receivables means the monetary amount of $15,000.00 less all monetary amounts received during the Initial Discount Receivables Period from (or on behalf) of all Debtors (or other sources) which are entitled to be retained by the Buyer.

Money Owing means all debts and monetary liabilities of a Transaction Party owed to the Buyer in respect of the Facility or a Transaction Document whether the debts or liabilities are present, future, actual, prospective or contingent and whether the amount of the debts or liabilities is at any time ascertained or unascertained and includes (without limitaiton) :

(a) all monetary amounts payable pursuant to **clauses 7** and **8** of this document;

(b) any costs or disbursements (including legal costs on a solicitor and own Seller basis) incurred by the Buyer with respect to the Facility or a Transaction Document;

(c) any interest, fees or other charges payable by a Transaction Party to the Buyer with respect to the Facility or a Transaction Document; and

(i) any other monetary amounts payable to the Buyer pursuant to a Transaction Document.

Payment Date means the later of the dates on which:

(a) the Buyer receives payment of the Face Value from the Debtor; or

(b) the Buyer receives payment of the Recourse Amount from the Seller.

Permitted Security Interest means:

(a) a Security;

(b) a Security Interest in favour of the Buyer specified in **Item 9** of **Schedule 1**;

(c) a lien that arises by operation of Law in the ordinary course of ordinary business where the amount secured is not overdue or is being diligently contested in good faith; or

(d) a Security Interest that the Buyer approves before it arises where the amount secured does not increase and the time for payment of that amount is not extended beyond the amount and time approved by the Buyer.

Potential Event of Default means any event or circumstance of default which with the giving of notice, lapse of time or fulfilment of any condition would become an Event of Default.

Purchase Price means the price payable by the Buyer to the Seller for the purchase of the Purchased Receivable calculated in accordance with **clause 3**.

Purchase Date means the date upon which the Buyer remits the Initial Payment to the Seller.

Purchased Receivable means a Receivable purchased by the Buyer pursuant to **clauses 2.14** and **3** of this Facility.

Retail Receivables means those component items of the existing or future right to receive payment in respect of work or materials supplied by the Seller to a Debtor or at the request of a Debtor which are created as a consequence of the sale (and/or supply), from time to time, by the Seller of its stock to its various customers by the means of cash (and/or credit card) sales via its cellar door (i.e. retail outlet) for an amount not exceeding $10,000.00 on any day.

Receivable or **Receivables** means the existing or future right to receive payment in respect of work or materials supplied by the Seller to a Debtor or at the request of a Debtor and excludes all Retail Receivables.

Receivables Purchase Offer means an offer by the Buyer to the Seller for the purchase of the Receivables substantially in the form set out in **Schedule 2** including all annexure or such other documentary form as may be required by the Buyer (from time to time).

Receivables Schedule means a Schedule of the Receivables as referred to in **clause 2.2** in the form required by the Buyer (from time to time) and the First Receivable Schedule means the First Receivables Schedule or Receivables Schedule provided pursuant to **clause 2.2(a)**.

Recourse Amount in respect of a Purchased Receivable shall be calculated as follows:

Recourse Amount = FV – RA

Where:

(a) FV is the Face Value of the Purchased Receivable; and

(b) RA is the Retained Amount of the Purchased Receivable.

Recourse Date in respect of a Purchased Receivable means the earlier of the Due Date or the last day of the Recourse Term.

Recourse Notice means a notice substantially in the form set out in **Schedule 5**.

Recourse Term means the period specified in **Item 6** of **Schedule 1** commencing on the Purchase Date.

Related Body Corporate has the same meaning as in section 9 of the Corporations Act.

Reserve Amount means the amount specified in **Item 5** of **Schedule 1**.

Reserve Fund means the fund established pursuant to **clause 6**.

Retained Amount means the amount means the monetary amount for which the Buyer has received and is entitled to retain from the Face Value of the subject Purchased Receivable pursuant to this Facility.

Security means:

(a) each security listed in **Item 8** of **Schedule 1**;

(b) any other document or Security Interest given at any time to the Buyer to secure a Transaction Party's obligations and liabilities under any Transaction Document; and

(c) any Guarantee given at any time in favour of the Buyer.

Security Interest means any:

(a) security for the payment of money or performance of obligations including a legal or equitable mortgage, charge, lien, pledge, trust, caveat, assignment, bill of sale, hypothecation, power or title retention or deposit arrangement; or

(b) right, interest or arrangement which gives another person a preference, priority or advantage over creditors including any right of set-off; or

(c) third party right or interest or any right arising from the enforcement of a judgment

or any agreement to create any of them or allow them to exist.

Seller's Customer means the Debtor (as defined) together with any person (or entity), apart from the Seller, who incurs (or may incur) an obligation (and/or other liability) in connection with a Supply Arrangement.

Subsidiary has the same meaning as in section 9 of the Corporations Act.

Supply Arrangement means a contract, agreement or similar arrangement entered into by (or on behalf of) the Seller for the sale of goods and/or supply of services to any person (or entity) whether entered into before, on, or following the Commencing Date (defined herein).

Tax means any present or future tax, levy, impost, charge, fee, duty, deduction or withholding, interest, penalty, fine, expense, stamp or transaction duty or charge which is assessed, levied, imposed or collected by any Government Agency.

Transaction Document means:

(a) this document;

(b) each Security and any agreement regarding the priority of any Security;

(c) every Security Interest or Guarantee entered into by a Transaction Party as security for payment of any of the Money Owing;

(d) any document or agreement that the parties agree is to be a Transaction Document;

(e) any document or agreement that is entered into under any of the documents referred to in paragraphs (a), (b), (c) and (d);

(f) any document or agreement that amends, supplements, replaces or novates any of the documents referred to in paragraphs (a), (b), (c), (d) and (e); and

(g) any undertaking whether or not in writing by or to a Transaction Party that is given under or about any of the documents referred to in paragraphs (a), (b), (c),(d), (e) and (f).

Transaction Party means the Seller and each other party to a Transaction Document other than the Buyer.

Trust means any and each trust or settlement of which the Seller is the trustee whether or not disclosed or known to the Buyer including the Trust identified in **Item 10** of **Schedule 1**.

Trust Deed means the instrument setting out all the terms currently governing the Trust.

1.2 Construction

In this document:

(a) words in the singular include the plural and vice versa;

(b) words indicating any gender indicate the appropriate gender;

(c) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(d) a reference to a person must be interpreted as a reference to an individual, body corporate, unincorporated association, partnership, joint venture or government body;

(e) references to any document including this document include references to the document as amended, consolidated, supplemented, novated or replaced;

(f) a reference to a statute includes a reference to or citation of all enactments amending or consolidating the statute and to an enactment substituted for the statute;

(g) monetary references are references to Australian currency;

(h) the Background, Schedules and Annexure form part of this document;

(i) a reference to an Item is a reference to an Item in the Schedule to this document; and

(j) headings and the table of contents are included for convenience only and do not affect interpretation of this document.

1.3 Successors and Assigns

A person includes the trustee, executor, administrator, successor in title and assign of that person. This clause does not permit the Seller to assign any right under this document.

1.4 References to and Calculations of Time

(a) A reference to:

(i) a time of day means that time of day on a Business Day;

(ii) a day means a period of time starting at midnight and ending twenty-four (24) hours later; and

(iii) a month means a calendar month which is a period starting at the beginning of a day of one (1) of the twelve (12) months of the year and ending immediately before the beginning of the corresponding day of the next month or if there is no corresponding day ending at the end of the next month.

(b) Where a period of time is specified, dates from a given day or the day of an act or event must be calculated exclusive of that day.

(c) A provision of this document which requires anything to be done on or by a date which is not a Business Day must, unless the context or this document requires, be interpreted as if it is required to be done on or by the immediately following Business Day.

1.5 Preparation of Document

A provision of this document must not be interpreted to the disadvantage of a party merely because that party was responsible for preparing this document or including a provision in the document.

1.6 Conflict

If there is a conflict between the terms of this document and the terms of another document between the Buyer and the Seller the interpretation most favourable to the Buyer succeeds.

2. FACILITY

2.1 Buyer to Provide Facility

(a) The Buyer will provide the Seller with the Facility on the terms set out in this document.

(b) The Seller acknowledges that its obligations under this document are secured by the Security.

2.2 Offer to Sell Receivables

(a) The Seller hereby irrevocably offers to assign all Receivables (both present and future) to Buyer in consideration of the Buyer's obligations and liabilities pursuant to this document free from any Security Interest.

(b) The Seller's offer is unconditional, irrevocable and binding in respect of all Receivables whenever arising until such time as:

(i) this Facility is terminated; and

(ii) the Money Owing has been fully repaid to Buyer.

2.3 Receivables Schedule

(a) On the Commencing Date the Seller must provide to the Buyer a Receivables Schedule and copies of all invoices for Receivables outstanding up to and including the Commencing Date.

(b) The Seller must thereafter provide details of all Receivables as they arise to the Buyer at least once every week (or for such greater period of time as specified by the Buyer from time to time) and to the extent if any such further offer is required to perfect the assignment of each Receivable to the Buyer then the Seller is deemed to repeat its offer in respect of every Receivable as each Receivable arises.

(c) After the Commencing Date the Seller must give to the Buyer not less than weekly (or for such greater period of time as specified by the Buyer from time to time):

(i) a fully completed Schedule of the Receivables which have arisen since the last Receivables Schedule;

(ii) a copy of each invoice evidencing each Receivable included in the Receivables Schedule; and

(iii) any other information as the Buyer may require (acting reasonably).

(d) Each Receivable must be included in the next Receivables Schedule after the Receivable arises.

2.4 Acceptance

(a) The Buyer hereby accepts the Seller's offer (pursuant to **clause 2.2(a)**) in respect of all Receivables.

(b) In consideration of the offer and its acceptance the Buyer will pay the Seller $1.00 on or after the Commencing Date.

(c) The acceptance of the offer does not oblige the Buyer to pay any Purchase Price or other monetary amounts except as provided under this document.

2.5 No Obligation under Supply Arrangement

The Buyer has no obligation under or in respect to any Supply Arrangement or to a Seller Customer by reason of acceptance of the offer pursuant to this **clause 2** (or otherwise arising from this document).

2.6 Title Passes

(a) Each title (including (without limitation) all of the Seller's beneficial rights and entitlements free from any (and all) liens (and similar entitlements), howsoever arising, in favour of the Seller) to each Receivable is deemed to pass to the Buyer free of any Security Interest as at the date that the Receivable arises even if the Seller's right to obtain payment of any monetary amount pursuant to this document has ceased in accordance with this document.

(b) Nothing in this clause will limit the Buyer's rights and entitlements in respect to future Receivables under or by virtue of this document.

2.7 Receivables not Vested

If for any reason the title to a Receivable does not absolutely vest in the Buyer then:

(a) the Seller must hold that Receivable on trust (and as fiduciary) for the Buyer;

(b) the Buyer may (at any time) give notice to any Seller's Customer (or to any other person or entity) of the existence of such trust and direct payment to the Buyer; and

(c) the Seller must take all active steps and do all such acts and things as are necessary to ensure payment of then Receivable is made to the Buyer.

2.8 Assignment Notices

The Seller must:

(a) notify each Seller's Customer that the Receivable due by it has been assigned to the Buyer when the Receivable arises;

(b) ensure that Invoices issued after the Commencing Date are sent to each Seller's Customer with an Assignment Notice duly affixed; and

(c) provide to the Buyer as the Buyer requires assignment letters in a form determined by the Buyer which the Seller hereby authorises the Buyer to complete and sent to each Seller's Customers as the Buyer may determine in its absolute discretion (for time to time).

2.9 Monetary Amounts on Trust

(a) The Seller must hold all monetary amounts received in respect of any Receivable (except monetary amounts paid to the Seller by the Buyer) as fiduciary for and on trust for the Buyer and must account to the Buyer for such monetary amounts in its original form on the day of receipt by the Seller.

(b) Any such monetary amounts received by the Seller must not be deposited to any account other than an account nominated by the Buyer nor otherwise mingled with any other monetary amounts.

(c) The **clause 2** does not give the Seller authority to collect payment of any Receivables and the Seller must not do so other than as directed by the Buyer.

2.10 Seller's Obligations

The Seller must:

(a) not issue receipts to a Seller's Customers for payments in respect to Approved Receivables (as defined in **clause 2.11** to **2.13**);

(b) pay all GST and other taxes arising in relation to the Supply Arrangements as and when they are payable;

(c) comply with the GST legislation (including (without limitation) the requirements of the GST Act) in relation to the issue of tax invoices;

(d) do all things necessary to ensure that Receivables are paid directly to the Buyer;

(e) not do anything which would prevent Receivables being paid to the Buyer; or

(f) not rescind cancel or vary any Supply Arrangement without the Buyer's prior consent in writing (which may be withheld in the Buyer's absolute discretion).

2.11 Initial Classification

The Buyer (in its absolute discretion) may classify (subject to the provisions of **clause 2.13**) an Purchased Receivable as either "Approved" or "Disapproved" within ten (10) Business Days (or such greater period of time as may be required by the Buyer) of receiving the Invoice and the satisfaction of all other matters required by **clause 2.2** for the Receivable.

2.12 Due Diligence

The Buyer (may in its absolute discretion) undertake such enquiries and investigations as it deems necessary prior to classifying Receivables as "Approved" or "Disapproved" (which may place at any time notwithstanding the provisions of **clause 2.11**) and the Seller must co-operate and provide all information or assistance as may be required by the Buyer (from time to time).

2.13 Deemed Disapproval

Subject to any express classification by the Buyer (from time to time) to the contrary the following Purchased Receivables are deemed to be Disapproved Receivables:

(a) any Receivable owed by a Debtor which was not created at arm's length from the Seller;

(b) any Receivable which is subject to an off-setting claim;

(c) any Receivable where the Debtor resides or carries on business predominantly outside Australia; and

(d) any Receivable, which if included as an Approved Receivable, would increase the percentage of Approval Receivables in respect of a particular Supplier Customer to beyond the Concentration Limit of the total of all outstanding Purchased Receivables for the Invoices for the subject Supplier Customer (unless otherwise agreed to by the Buyer).

2.14 Receivables Purchase Offer

(a) During the term of the Facility, the Seller may request the Buyer to purchase the Approved Receivables provided the Aggregate Liabilities do not exceed the Facility Limit.

(b) The Buyer may provide the Seller with a Receivables Purchase Offer in respect of the Approved Receivables pursuant to which the Buyer may purchase (but is not required or otherwise obliged) to purchase the Approved Receivables from the Seller for the Purchase Price.

3. PURCHASE PRICE

3.1 Determination of Purchase Price

The Purchase Price shall be the Face Value of the Approved Receivable less the Discount.

3.2 Initial Payment

Upon acceptance of a Receivables Purchase Offer by the Seller the Buyer must remit the Initial Payment to the Seller by electronic transfer of funds to the Seller's nominated bank account.

3.3 Balance of Purchase Price

The balance of the Purchase Price (if any) shall be payable by the Buyer to the Seller as soon as practicable following the Payment Date.

3.4 Reimbursement of Initial Payment

If the Initial Payment exceeds the Purchase Price then the Seller must immediately refund the difference to the Buyer upon notification by the Buyer.

3.5 Set-Off

The Buyer may, in its absolute discretion, elect to set-off any monetary amounts payable by the Buyer to the Seller under this **clause 3** (or part thereof) against any Money Owing by the Seller to the Buyer.

4. COLLECTION AND APPLICATION OF RECEIVABLES

4.1 Perfection of Assignment

The Seller agrees to do all things reasonably required by the Buyer to perfect the assignment of all of the Receivables to the Buyer and to assist with the collection of all of the Receivables.

4.2 Appointment as Agent

The Buyer appoints the Seller as its agent for the purpose of assisting with collection of the Receivables from the Debtors. For the sake of clarity, the Seller shall not be authorised to collect payment from the Debtor or to give receipts on behalf of the Buyer (but is entitled to directly chase payment of any Receivable – unless directed otherwise by the Buyer). The Seller's authority shall be limited to making enquiries of the Debtor and requesting that payment of the Receivables be made to the Buyer.

4.3 Receipt of Money by Seller

Any monetary amounts received by the Seller from a Debtor in payment of a Receivable shall be held by the Seller on trust for the Buyer. The Seller must immediately notify the Buyer of the receipt of the payment and remit the payment to the Buyer.

4.4 Notification

The Buyer shall notify the Seller that it has received payment of a Purchased Receivable as soon as practicable following the Payment Date.

4.5 Credit for Payment

Payments will be credited only on its actual receipt by the Buyer in immediately available funds in the currency in which it is due.

4.6 Application – Receivables

The Seller agrees (for the avoidance of any doubt) that the Buyer is fully entitled to apply all monetary amounts consisting of Receivables (notwithstanding that such Receivables may be classified to be "Disapproved") in payment of the Money Owing (or any part thereof) pursuant to this document.

5. RECOURSE

(a) If the Buyer does not receive full payment of the Face Value of a Purchased Receivable by the Recourse Date and/or the Purchased Receivable is classified as a Disapproved Receivable the Buyer may elect to give a Recourse Notice in relation to the subject Receivable(s) to the Seller.

(b) Upon receipt of the Recourse Notice the Seller must immediately pay to the Recourse Amount.

(c) If the Seller does not immediately pay the Recourse Amount to the Buyer and the Buyer shall be entitled to charge interest on the Recourse Amount in accordance with **clause 7.1**.

(d) Upon receipt of the Recourse Amount (together with any interest payable pursuant to **clause 7.1**) by the Buyer then the Purchased Receivables shall be reassigned to the Seller.

6. RESERVE FUND

6.1 Establishment of Reserve Fund

The Buyer may establish a Reserve Fund equal to the Reserve Amount.

6.2 Contribution to Reserve Fund

If at any time the balance of the Reserve Fund is less then the Reserve Amount, the Buyer shall be entitled to deduct from the Purchase Price or the Initial Payment an amount up to five per cent (5%) of the Face Value of each Purchased Receivable and allocate that amount to the Reserve Fund until such time as the balance of the Reserve Fund equals the Reserve Amount.

6.3 Set Off Against Reserve Fund

The Seller irrevocably authorises the Buyer to set-off any Money Owing then presently payable against the balance of the Reserve Fund. The Buyer has no obligation to effect any set-off or combination under this clause. This right is in addition to any rights of the Buyer under this document or arising under Law.

6.4 Entitlement to Reserve Fund

Monetary amounts held as part of the Reserve Fund belong to the Buyer. Upon termination of the Facility and payment in full of the Money Owing and the Buyer being satisfied that no further money will become owing by the Seller, the Buyer will pay the Seller as a debt due an amount equal to the balance of the Reserve Fund.

7. INTEREST

7.1 Interest after Default

The Seller must (in circumstances that an Event of Default has occurred) pay:

(a) interest to the Buyer on all Money Owing if not paid on the date on which it is due and payable under this document (the "**Unpaid Amount**") for the period from and including the date on which it fell due for payment to and including the date on which it is paid in full and Interest accrues on the Unpaid Amount at the Default Rate and is capitalised daily; and

(b) an additional amount calculated as being five per cent (5%) of the Face Value of all Receivables for which payment is due and owing either at, or at a date following, the date of the occurrence of the Event of Default.

7.2 Interest after Judgment

If a liability of the Seller becomes merged in a judgment or order, the Seller must as an independent obligation pay interest on the amount of that liability from and including the date of the judgment or order until it is paid in full at the higher of the rate that applies under the judgment or order and the Default Rate.

8. FEES

The Seller must pay the fees calculated in the manner and at the time specified in **Item 7** of **Schedule 1** and (if required by the Buyer) the Buyer is entitled to deduct the subject fees from any (or all) monetary amounts (i.e. the Purchase Price) provided by the Buyer to the Seller to purchase the Receivables pursuant to this document.

9. TERMINATION OF FACILITY

9.1 Notice of Termination

Either party may terminate the Facility upon five (5) Business Days notice to the other party.

9.2 Rights and obligations surviving termination

The following rights and obligations will continue and survive termination of the Facility until such a time when the Aggregate Liabilities have been reduced to nil, the Buyer has received all amounts due to it in respect of the Purchased Receivables and under the Facility:

(a) the rights and remedies with respect to and the obligations under each representation, warranty, undertaking and covenant made by the Seller in or pursuant to this document and the Transaction Documents; and

(b) the indemnification and payment provisions of this document.

9.3 Minimum Discount Receivables

If (for whatever reason) this Facility is terminated by:

(a) the Seller; and/or

(b) the Buyer (subject to the occurrence of an Event of Default),

then in additional to all other monetary amounts payable by the Seller to the Buyer in connection with the Facility the Seller must promptly pay (and is liable for) the Minimum Discount Receivables to the Buyer and the parties acknowledge and agree that such Minimum Discount Receivables is a genuine pre-estimate of atleast part of the loss and damage which the Buyer would incur (or otherwise sustain) as consequence of the termination of the Facility in such circumstances.

10. REPRESENTATIONS AND WARRANTIES

10.1 Seller - Representations and Warranties

The Seller represents and warrants to the Buyer (now and during the term of this document) that:

(a) it is not in liquidation, provisional liquidation or receivership or under administration;

(b) neither it nor any of its Subsidiaries or Related Body Corporate is unable to pay all its debts as and when they become due and payable;

(c) no Controller is currently appointed for any of its property;

(d) it is not the subject of a direction or having effect as if it were a direction under section 14 of the *Australian Securities and Investments Commission Act 2001 (Cth.)*;

(e) it is not the subject of an investigation by ASIC under or taken to be under section 14 of the *Australian Securities and Investments Commission Act 2001 (Cth.)*;

(f) it has been incorporated as a company limited by shares under the Corporations Act;

(g) it has full legal capacity and power:

(i) to own its property and assets and carry on its business as it is now being conducted; and

(ii) to enter into the Transaction Documents and perform its obligations under them;

(h) it does not enter into any Transaction Documents as Trustee of any Trust except as specified in **clause 12**;

(i) it benefits commercially by entering into the Transaction Documents;

(j) it has decided to enter into the Transaction Documents solely on its own assessment after obtaining advice from its own advisers and has not relied on any representation or statement by or for the Buyer;

(k) the written information and reports given to the Buyer for negotiating and preparing the Transaction Documents:

(i) were, when given, true and accurate in all material respects and not misleading, whether by omission or not; and

(ii) contain forecasts and opinions which were arrived at after due and careful consideration based on the best information available to it and were fair and reasonable when made or formed;

(l) its most recent financial statements comply with the requirements of the Corporations Act, are true and correct, are not misleading and have been made up under generally accepted accounting principles and practices consistently applied and in particular disclose all liabilities which distinguishes between secured and unsecured liabilities at that date;

(m) its obligations under the Transaction Documents are valid and legally binding and are enforceable against it under its terms except to the extent limited by equitable principles and Laws affecting creditors' rights generally;

(n) its payment obligations under the Transaction Documents rank and will continue to rank at all times equally with its present and future unsecured and unsubordinated payment obligations including contingent obligations except those which are mandate and preferred by Law;

(o) neither its execution of nor its exercise of its rights or performance of its obligations under the Transaction Documents does or will:

(i) contravene any applicable Law to which it or any of its property is subject or any order of any Government Agency or department binding on it or any of its property;

(ii) contravene any authorisation or require that any authorisation be obtained;

(iii) contravene any undertaking or instrument binding on it or any of its property;

(iv) contravene any provision of its constitution, any relevant deed of trust or partnership agreement or any other agreement;

(v) require it to pay or deliver under any Financial Indebtedness before the scheduled date for that payment or delivery;

(vi) cause any limitation on its power to incur Financial Indebtedness to be exceeded;

(p) no litigation, arbitration, mediation, conciliation, dispute or administrative proceeding has started, is pending or to its knowledge is threatened against it which, if adversely determined, could have a Material Adverse Effect on it;

(q) there has been no actual or potential Material Adverse Effect since the date of the preparation of its last financial statements;

(r) there is no fact known to it which has not been disclosed to the Buyer which has an actual or potential Material Adverse Effect;

(s) all authorisations necessary or desirable to execute, deliver and perform a Transaction Party's obligations under any Transaction Documents or to protect the exercise by the Buyer of its rights and remedies under any Transaction Documents have been obtained and are in full force and all fees payable under all authorisations have been paid;

(t) there has been no default in the performance of any of the terms of any authorisation and there is no proceeding pending or threatened which seeks to or may reasonably be expected to rescind, cancel, modify or suspend any authorisations;

(u) it has filed all required tax returns and paid all Tax or provided adequate reserves for payment except that Tax being contested in good faith by appropriate proceedings and for which notice has been given to the Buyer and adequate reserves have been provided;

(v) it is not a party to any action or proceeding by any Government Agency for the assessment or collection of Tax nor has any claim for assessment or collection of Tax been asserted against it;

(w) no Event of Default or Potential Event of Default has occurred or is likely to occur under any Transaction Document;

(x) it has disclosed to the Buyer details of all its Financial Indebtedness and all Security Interests given by it;

(y) The Seller is the legal and equitable owner of the Receivables and has full power and authority to assign the Receivables to the Buyer.

(z) The Seller has no notice of any dispute or claim relating to the Debtor's liability to make payment of the Face Value of any Purchased Receivable.

10.2 Representations and Warranties – Ongoing Provision

Each of the representations and warranties contained in **clause 10.1** will be considered to be repeated on each day during the term of this document, with reference to the facts and circumstances then existing, as if made on each day.

11. UNDERTAKINGS

11.1 Positive Undertakings

The Seller (during the term of this document) must:

(a) provide the Buyer within ninety (90) days after the end of each financial year with unconsolidated and consolidated financial statements for that financial year for the Seller and all its Subsidiaries which are prepared under the Laws of Australia using generally accepted accounting principles and certified by the Seller as giving a true and fair view of the financial condition of itself and its Subsidiaries;

(b) provide the Buyer with any information about the financial condition, business, assets and affairs of itself and its Subsidiaries as the Buyer reasonably requests within five (5) Business Days of the request;

(c) keep and make sure that each of its Subsidiaries keeps proper records and books of account and permit the Buyer to examine and take copies of those records and books of account and all other documents about its activities and those of its Subsidiaries at all times;

(d) maintain and make sure that each of its Subsidiaries maintains its status as a company limited by shares incorporated or taken to be incorporated under the Corporations Act;

(e) comply with and make sure that each of its Subsidiaries complies with all applicable Laws including paying when due all Tax to which it or its assets are assessed or liable except those being diligently contested in good faith and by appropriate procedures and the Seller or any Subsidiary has made adequate reserves for them;

(f) obtain, maintain and comply with any conditions attaching to any authorisations about its business generally and any authorisations to carry out the transactions contemplated by and to ensure the validity, enforceability and admissibility in evidence of each Transaction Document;

(g) give the Buyer prompt notice of the occurrence of any Event of Default or Potential Event of Default;

(h) give the Buyer prompt notice of any litigation, arbitration, mediation, conciliation or administrative proceeding affecting it or any of its Subsidiaries or any of its or their property which could have a Material Adverse Effect;

(i) not appoint and make sure that none of its Subsidiaries appoints an Administrator without notice to the Buyer;

(j) keep and make sure that each of its Subsidiaries keeps its property and business insured with sound and reputable insurers against the risks and in the amounts that are prudent or usual for a person conducting a business similar to that of the Seller or as the Buyer requires;

(k) provide the Buyer on request with details of the insurance, evidence that it is in full effect and evidence that all premiums have been paid;

(l) pay all rates, rent, Tax, outgoings and assessments when it becomes due and payable except that contested in good faith;

(m) execute and do all further assurances and things required by the Buyer to give effect to the Transaction Document and to confer the full benefit of it on the Buyer;

(n) permit the Buyer to enter onto and inspect any of its property and to inspect and examine its books and records, to take copies of any of those books and records, to cooperate fully with the Buyer in the conduct of any inspection and examination and to provide the Buyer with full and unfettered access to all its premises and employees for the purpose of that inspection and examination;

(o) irrevocably authorise and direct its employees, auditors and accountants, at its own expense to disclose to and to discuss with the Buyer at any time while the Money Owing is outstanding any information concerning it and its businesses and affairs as the Buyer may require;

(p) comply with and make sure that each of its Subsidiaries complies with any Security Interest given by it or them and any Transaction Document to which it or they are a party; and

(q) provide the Buyer at its own cost with a certified copy of a valuation of any land or property subject to any Security addressed to the Buyer and in a form and prepared by a valuer acceptable to the Buyer.

11.2 Negative Undertakings

The Seller (during the term of this document) must not without the Buyer's consent:

(a) incur Financial Indebtedness and make sure that none of its Subsidiaries incurs Financial Indebtedness;

(b) create or permit to exist and make sure that none of its Subsidiaries creates or permits to exist any Security Interest over any of its property other than a Permitted Security Interest;

(c) pay any dividend or make any distribution or loan or transfer any property to any person other than in the ordinary course of its ordinary business;

(d) enter into any contract or arrangement with any person which is not on arm's length commercial terms;

(e) dispose of, declare a trust over or create an interest in and make sure that none of its Subsidiaries disposes of, declares a trust over or creates an interest in all or a substantial part of its property;

(f) purchase or cancel any of its issued shares, reduce its capital, issue any shares other than for cash or by way of bonus issue or make a distribution of assets or other capital to its shareholders;

(g) provide any financial accommodation to any of its Subsidiaries or Related Body Corporate;

(h) purchase or carry on any business not carried on by it at the date of this document or purchase or lease any assets other than in the ordinary course of its ordinary business or promote any company or trust to do any of those things; and

(i) enter into any scheme of arrangement or capital reconstruction.

12. TRUST PROVISIONS

12.1 Execution as Trustee

This clause applies where the Seller has entered into this document as the trustee of a Trust.

12.2 Warranties about the Trust

The Seller represents and warrants to the Buyer that:

(a) it is validly appointed as the sole trustee of the Trust, is not in breach of its obligations as trustee and no action has been taken to remove or replace the trustee or appoint a new or additional trustee of the Trust;

(b) the Trust is validly created and existing and no circumstances exist under which it may be determined and no date for the vesting of any of the trust fund has been appointed other than as set out in the Trust Deed;

(c) a complete copy of the Trust Deed and any other documents about the Trust have been disclosed to the Buyer before the date of this document;

(d) all the terms of the Trust Deed have not been varied, revoked or modified in any way;

(e) the Trust Deed has been executed and stamped under the laws of each State and Territory of Australia;

(f) it has power under the Trust Deed to execute and perform its obligations under the Transaction Documents;

(g) it has complied with all the formalities required by the Trust Deed to execute and perform its obligations under the Transaction Documents;

(h) the execution of this document, the performance of its obligations and the exercise of its rights under the Transaction Documents is part of the due and proper administration of the Trust and does not contravene any terms of the Trust Deed;

(i) the Trust is receiving a valuable commercial benefit in return for it entering into the Transaction Documents;

(j) it is the legal owner of all the assets of the trust fund;

(k) there is no dispute between it and any other person about the Trust or the trust fund;

(l) its lien over the property of the Trust has priority over the rights of the beneficiaries;

(m) it has power under the Trust Deed to own the trust fund and carry on all of the business of the Trust now conducted by it in any capacity;

(n) it has the right to be fully indemnified out of the trust fund for its liability and its obligations under any Transaction Document and that right has not been modified, released, restricted or limited in any way;

(o) the trust fund is sufficient to satisfy its right of indemnity in full;

(p) it has not released or disposed of its equitable lien over the trust fund;

(q) it has the right to be fully indemnified by the beneficiaries for its obligations under the Transaction Documents;

(r) it is not and has never been in default under the Trust Deed;

(s) the Trust has not been terminated and no action is pending to terminate the Trust and no part of the trust fund has been re-settled, set aside, transferred or mixed with any other property; and

(t) the beneficiaries are not presently entitled to any part or all of the trust fund and the rights and interest of the beneficiaries in and to the trust fund are subject to:

  (i) the Buyer's rights and interest in the trust fund under the Transaction Documents; and

  (ii) any rights and interests it has in the trust fund to which the Buyer may be subrogated;

(u) there is nothing about the Trust which has not been disclosed to the Buyer and which might, if disclosed, reasonably be expected to affect the Buyer's decision to enter into any transaction with the Seller or to rely on this document.

12.3 Negative Undertakings about the Trust

The Seller undertakes that it will not without the Buyer's consent:

(a) in any way vary, revoke, terminate or resettle the Trust Deed or permit any variation, revocation, termination or resettlement of the Trust Deed;

(b) cease to be the sole trustee of the Trust or do anything which would cause or permit the removal of the trustee or permit any additional or substitute trustee to be appointed;

(c) cause or permit the Trust to be determined or a vesting date to be appointed;

(d) allow default by the trustee in the observance or performance of its duties as trustee of the Trust;

(e) distribute or dispose of any part of the trust fund in any way;

(f) make any distribution of income of the Trust if an Event of Default has occurred;

(g) act as trustee of any other trust or carry on any business except as trustee of the Trust;

(h) delegate any powers as trustee of the Trust or exercise any power of appointment;

(i) do anything which may or is likely to prejudice the Buyer under any Security under any Transaction Document;

(j) if the Trust is a unit trust, make sure that no units are issued, transferred, redeemed, encumbered or dealt with in any way;

(k) do or permit anything which adversely affects its right of indemnity or its equitable lien against the trust fund; and

(l) re-settle, set aside or transfer the whole or any part of the trust fund to any person or mix the whole or any part of the trust fund with any other property.

12.4 Positive Undertakings about the Trust

The Seller undertakes that it will:

(a) comply with its obligations as trustee of the Trust under the Trust Deed or at Law;

(b) make sure that the Buyer's rights under the Transaction Documents rank in priority to the interests of the beneficiaries of the Trust;

(c) make sure that all property that is acquired for the Trust is acquired in its name;

(d) make sure that its powers under the Trust Deed are not revoked or modified;

(e) notify the Buyer immediately if a representation or warranty in **clause 13.2** is found to be untrue or misleading by omission or in any other way;

(f) at the request of the Buyer exercise its right of indemnity against the trust fund and the equitable lien which secures that indemnity to enable payment of the Money Owing to the Buyer;

(g) grant the Buyer direct access and recourse to the trust fund to satisfy its obligations under the Transaction Documents; and

(h) make sure that any person who becomes a trustee of the Trust whether in replacement of or in addition to the Seller enters in to an agreement with the Buyer under which it will perform its obligations under the Transaction Documents.

12.5 Liability Unlimited

The Seller's liability to pay the Money Owing to the Buyer and to perform its other obligations owed to the Buyer is not limited or affected by the Seller being trustee of the Trust or the extent of its ability to indemnify itself out of the trust fund.

13. DEFAULT

13.1 Consequences of Default

If an Event of Default has occurred the Buyer may at any time by notice to the Seller:

(a) terminate the Facility;

(b) declare that the Money Owing is immediately due and payable in which case the Money Owing will become immediately due and payable;

(c) declare that the Money Owing is due and payable on demand in which case the Money Owing will become due and payable on demand by the Buyer; or

(d) enforce any of its rights under any Transaction Document.

13.2 Events of Default

An Event of Default occurs if:

(a) a Transaction Party defaults in the due payment of the Money Owing by it under any Transaction Document;

(b) an Insolvency Event occurs;

(c) any representation, warranty or statement made or repeated in or about any Transaction Document is untrue or misleading whether by omission or not in any material respect when made or repeated;

(d) a Transaction Party fails to perform any provision of any Transaction Document and that failure is incapable of remedy or if capable of remedy continues for five (5) Business Days after a Transaction Party receives a notice from the Buyer requiring the failure to be remedied;

(e) an Event of Default occurs under any other Transaction Document or the holder of any Security Interest given at any time over any assets of a Transaction Party becomes entitled to exercise any powers arising on default under that Security Interest or takes action to enforce that Security Interest;

(f) a Transaction Party ceases for any reason to be able to lawfully carry out all transactions contemplated by any Transaction Document;

(g) distress is levied or a judgement or order is enforced or executed on or against any asset of a Transaction Party or any of those assets are attached to answer any judgement debt;

(h) a judgment for an amount in excess of $5,000.00 is entered in any court against a Transaction Party and not satisfied, appealed or set aside within ten (10) Business Days;

(i) a Transaction Party reduces or attempts to reduce its capital, alters or proposes to alter its constitution or directly or indirectly acquires or proposes to acquire its own shares without the Buyer's consent;

(j) any other event occurs or circumstance arises or becomes known to the Buyer which in the opinion of the Buyer has or is likely to have a Material Adverse Effect;

(k) all or any material provision of any Transaction Document does not have effect or ceases to have effect under its terms or is or becomes void, voidable, illegal or unenforceable except by reason of equitable principles or Laws affecting creditor's rights generally or a Transaction Party claims any of the matters referred to in this paragraph to be the case;

(l) a Transaction Party ceases or threatens to cease to carry on its business or changes or proposes to change the nature or scope of its business;

(m) any authorisation or approval which the Buyer considers necessary for the performance by a Transaction Party of its obligations under any Transaction Document is revoked, terminated, cancelled or withheld;

(n) a Transaction Party creates, allows or permits any Security Interest ranking equally or in priority to any Security except a Permitted Security Interest;

(o) any undertaking given to the Buyer or its lawyers by or for a Transaction Party or any of their lawyers is not honoured under its terms;

(p) any Transaction Document to which the Buyer is not a party is amended, consolidated, supplemented, novated, replaced, terminated or rescinded or any rights or obligations attaching to the parties are waived without the consent of the Buyer;

(q) effective control of a Transaction Party changes without the consent of the Buyer and a change in effective control includes:

   (i) where any person becomes entitled to cast or control the casting of more than twenty-five per cent (25%) of the maximum number of votes that may be cast at a general meeting at which all shares could be voted or becomes legally or beneficially entitled to more than twenty-five per cent (25%) of the shares to which those votes are attached; or

   (ii) where any person is entitled to cast or control the casting of more than twenty-five per cent (25%) of the votes or is legally or beneficially entitled to more than twenty-five per cent (25%) of those shares, increases by ten per cent (10%) or more the number of those votes they are entitled to cast or control the casting of or the number of shares to which they are legally or beneficially entitled;

(r) any floating Security Interest over a Transaction Party's assets attaches or becomes fixed or otherwise crystallises;

(s) the Seller receives the payment of an Purchased Receivable and this not promptly (and in any event within three (3) Business Days of receipt) remitted to the Buyer;

(t) notwithstanding any contained (or otherwise implied) herein to the contrary, if the Seller fails to comply with any of the requirements of **clause 2.8** and/or requires, requests or otherwise directs the payment of a Receivable to itself or to any other person (or entity) other than the Buyer (or its nominee) (without first obtaining the prior written consent of the Buyer which may be withheld in the Buyer's absolute and unfettered discretion) then (for the avoidance of any doubt) it is deemed that an Event of Default has occurred (as at the time of the occurrence of the subject default event) and the Seller specifically acknowledges and agrees that the Buyer is not required (or otherwise obliged) to provide to the Seller any notification requiring (or allow the Seller any time by which to attend to) the rectification of the subject default before such Event of Default is deemed to occur;

(u) the Seller attends the deposit of a Receivable into a deposit taking account (apart from a bank account for the deposit of the Receivable(s) (as nominated by the Buyer)); and/or

(v) full payment of any Purchased Receivable is it not received by the Buyer by the Recourse Date.

13.3 Default certificate

At the request of the Buyer, the Seller must immediately give the Buyer a certificate signed by it stating whether or not an Event of Default has occurred or is likely to occur.

13.4 Notification of Events of Default

The Seller must immediately notify the Buyer of the occurrence or likely occurrence of any Event of Default or Potential Event of Default.

13.5 Acceptance of Money

The Buyer may exercise its rights under this document despite any acceptance by the Buyer of any part of the Money Owing paid by the Seller after the occurrence of any Event of Default or any previous or other Event of Default.

14. COSTS AND INDEMNITIES

14.1 What the Seller must pay the Buyer

The Seller must pay or reimburse the Buyer on demand for all:

(a) costs, charges and expenses including legal costs on a full indemnity basis, out of pocket expenses and any GST payable under those costs, charges and expenses paid or incurred by the Buyer from:

(i) the negotiation, preparation, execution, stamping, registration or completion of any Transaction Document;

(ii) it being satisfied that all conditions precedent have been met;

(iii) any consent, approval, exercise or non-exercise of rights, waiver, variation, release or discharge under any Transaction Document; and

(iv) the actual, attempted, contemplated or threatened enforcement or preservation of its rights under any Transaction Document including the costs, charges and expenses of any independent consultant, valuer or other professional person retained to evaluate any matter of concern to the Buyer; and

(b) Tax, fees including registration fees, stamp, mortgage and other duties arising directly or indirectly from the execution, delivery or compliance of any Transaction Document, any payment, receipt or supply under any Transaction Document and any transaction contemplated by or evidenced by or variation to any Transaction Document.

14.2 Seller to Pay all Costs

The Seller must pay to the Buyer all costs and expenses including legal costs on a full indemnity basis and out of pocket expenses and any GST payable for those costs and expenses incurred or paid by the Buyer arising directly or indirectly under any Transaction Document including those arising in consequence or on account of any default of the Seller or the exercise or purported or attempted exercise of any of the Buyer's rights or powers.

14.3 Seller to Pay Stamp and Other Duties

The Seller must pay immediately on demand by the Buyer and in any case by their due date all stamp, mortgage and other duties and Tax arising directly or indirectly in relation to any Transaction Document or any transaction contemplated or evidenced by or variation of any Transaction Document. The Seller must immediately reimburse the Buyer against any Tax paid by the Buyer.

14.4 Indemnity

(a) The Seller indemnifies the Buyer against all Loss, interest and fees of any nature including loss of margin and any GST payable under those matters incurred at any time actually or contingently by the Buyer arising directly or indirectly from:

(i) a failure by the Seller to pay any Money Owing when payable or comply with any other obligation owed to the Buyer;

(ii) the occurrence of any Event of Default or Potential Event of Default;

(iii) the Buyer, a Controller or an attorney appointed under any Security exercising or attempting to exercise any power or right under any Security, under any Transaction Document or at general Law;

(iv) a claim that a payment, obligation, settlement, transaction, conveyance or transfer for the Money Owing or money which would be Money Owing if the claim was invalid is void or voidable under any Law of insolvency, bankruptcy or the protection of creditors or for any other reason being upheld, conceded or compromised;

(v) the Buyer acting as the Seller's attorney or providing any indemnity to any person so acting;

(vi) the Buyer paying whether or not under a legal obligation any Loss incurred by any officer, employee, agent or consultant of the Buyer under any Transaction Document;

(vii) any Transaction Document about any Money Owing being or becoming void or unenforceable;

(viii) any new Law or any change in any Law or in the interpretation of any Law; or

The Seller must pay any amount payable under this clause on demand by the Buyer. The Seller's obligations to indemnify the Buyer are absolute, irrevocable and unconditional and continue despite the discharge of this document until an express release is given. The Seller waives any right or claim which may reduce or impair the indemnities given.

14.5 GST

The amounts set out in any Transaction Document have been calculated without regard to GST except as specified. If GST is or becomes payable under any supply made by the Buyer under any Transaction Document, the payment for that supply will be increased by the amount necessary so that the Buyer actually receives what the Buyer would have been entitled to receive if there had not been GST for that supply. The Seller indemnifies the Buyer against any Loss due to the Buyer failing to receive the amount of the increase in the payment.

15. FURTHER ASSURANCES

(a) The Seller charges all the Seller's right, title and interest in all real or personal property of any nature or kind which the Seller (or any one or more of the Seller) now or in the future has a legal, equitable or caveatable interest, with the payment of the Money Owing.

(b) The Seller (or any one or more of the Seller) must sign and deliver to the Buyer, within seven (7) days of written demand, a mortgage or charge over any property referred to in **clause 16.1(a)** in registrable form that incorporates the Buyer's solicitor's standard covenants as prepared by the Buyer's solicitors.

(c) The Seller (or any one or more of the Seller) irrevocably authorises the Buyer to take all actions necessary to give effect to the mortgage or charge referred to in **clause 16.1(b)**, including without limitation the lodgement of and consent to a mortgage or caveat on the title of any such property.

16. POWER OF ATTORNEY

16.1 Appointment

For valuable consideration, the Seller irrevocably appoints the Buyer and the Buyer's Authorised Representatives severally its attorneys with full power in the name of the Seller or the attorney to:

(a) do all acts, matters and things and execute all documents which the attorney considers desirable or expedient:

(i) for the due performance of any obligation of the Seller under this document;

(ii) for more effectively securing to the Buyer the due performance of the Seller's obligations under this document;

(iii) for more effectively securing or perfecting any charge or interest constituted by any Transaction Document; and

(iv) for the collection or enforcement of the Purchased Receivables or for the perfection of the assignment of any (and all) Receivables.

(b) complete any blanks and correct any manifest errors in any Transaction Document and register any Transaction Document; and

(c) do anything which the Buyer may do under any Transaction Document or by Law following the occurrence of an Event of Default.

16.2 Attorney may act notwithstanding Conflict

An attorney appointed under **clause 16.1** may act despite any conflict of interest.

17. NOTICES

17.1 Form

A notice or other communication connected with this document (the "**Notice**") must be in writing and given by a party, its Authorised Representative or its lawyer.

17.2 Delivery

A Notice must be:

(a) delivered to the recipient's address or registered office;

(b) posted to the recipient's address or registered office by prepaid ordinary post or airmail, if posted to or from a place outside Australia;

(c) faxed to the recipient's facsimile number.

17.3 Address and Facsimile Numbers for Service

Details of the parties' addresses for service and facsimile numbers for Notices are set out in **Item 13** of **Schedule 1**.

17.4 Service

Service of a Notice occurs if sent as a:

(a) delivered letter, at the time it is delivered;

(b) posted letter, on the 2nd Business Day after posting or the 7th, if posted to or from a place outside Australia; or

(c) facsimile, on production of a report by the sender's facsimile machine, confirming the successful transmission to the addressee's facsimile number of all pages comprising the Notice.

17.5 Party's Lawyer

A Notice may be given and signed by a party's lawyer and delivered to a party's lawyer in any way listed in this clause or to the lawyer's business address, DX box, or facsimile address.

18. GENERAL

18.1 Severability of Provisions

Every provision of this document is independent of the others. Any provision which is prohibited or unenforceable in any jurisdiction is as far as the prohibition or unenforceability, considered removed without invalidating the remaining provisions.

18.2 Certificate as Conclusive Evidence

A certificate signed by the Buyer or an Authorised Representative of the Buyer or lawyer acting for the Buyer about a matter or about a sum payable to the Buyer under this document is conclusive evidence of the amount or any other factual matter stated in it unless proven to be incorrect.

18.3 Obligations not Affected by Delay or Waiver

Unless waived by the Buyer, any omission, delay or waiver by the Buyer does not affect the obligations of the Seller or the rights of the Buyer under this document or any Transaction Document.

18.4 No Moratorium

The provisions of any legislation postponing payment of money, reducing or fixing rates of interest or claiming to limit any rights of the Buyer are as far as it is lawful excluded from applying to this document or any Transaction Document.

18.5 Amendment

This document may only be varied by the written agreement of the parties.

18.6 Applicable Law

This document is governed by the Laws in force in the State or Territory specified in **Item 12** of **Schedule 1**. The parties irrevocably and unconditionally submit to the non-exclusive jurisdiction of the court system of that State or Territory.

18.7 Assignment

(a) The Seller may not transfer its obligations under this document without the approval of the Buyer.

(b) The Buyer may assign its rights under this document to any person without the consent of the Seller.

(c) The Buyer may without notice to the Seller disclose information about a Transaction Party or a Transaction Document or any Money Owing by the Seller under any Transaction Document about a genuine proposal to assign any interest in any Money Owing by the Seller under any Transaction Document.

18.8 Time of the Essence

The Seller agrees that time is of the essence for the performance of its obligations under this document.

18.9 Buyer's Consents

Where the Buyer's consent, waiver or approval is required under this document:

(a) it may in the Buyer's discretion and whether or not acting reasonably be withheld or given subject to terms; and

(b) it is not valid unless given in writing by the Buyer.

18.10 Attorneys

Each person who executes this document for a party under a power of attorney declares that he or she is not aware of any fact or circumstance that might affect his or her authority to do so under that power of attorney.

18.11 Joint and Several

An obligation of two or more persons under this document binds them jointly and severally and every expressed or implied agreement or undertaking by which two or more persons derive any benefit from this document will benefit those persons jointly and severally.

18.12 Waiver

The failure of a party to this document to enforce a provision or the granting of any time or indulgence will not be interpreted as a waiver of the provision nor of a waiver of the right of the party at a later time to enforce the provision.

18.13 Counterparts

(a) This document may consist of a number of counterparts and the counterparts taken together constitute one instrument.

(b) This document may be executed by one or more of the parties executing a counterpart which may be a facsimile copy of this document and transmitting that executed counterpart by facsimile to the party or parties which on either the sender's transmission record indicates that it was received without error or the receipt by the other party or by one of the other parties of the executed document by the sender will be conclusive evidence of the execution of this document by that party.

(c) The parties agree to be bound by this document being executed in counterparts under this clause.

18.14 Publicity

No public announcement or communication about the negotiations of the parties or the subject matter or terms of this document will be made without the approval of both parties.

18.15 Confidential Information

The Buyer may for the purpose of exercising any of its rights, powers or remedies under this document disclose to any person any documents, records or information about the Seller, the Seller's business or affairs, this document or the transactions evidenced or contemplated by this document that the Buyer thinks fit even if the disclosure of those documents or records or that information is in breach of any Law or duty owed by the Buyer to the Seller for those documents or records or that information including a duty to keep them secret or confidential.

18.16 No Merger

The rights and obligations of the parties contained in this document will not be extinguished by or on completion.

SCHEDULE 1

Item 1: Facility Limit

$750,000.00.

Item 2: Discount Rate

Zero point zero three one-five per cent (0.0315%) per day (or part thereof).

Item 3: Default Rate

Twelve per cent (12%) per annum.

Item 4: Not Used

Item 5: Reserve Amount

Not applicable.

Item 5A: Concentration Limit

Thirty per cent (30%).

Item 6: Recourse Term

Ninety (90) days.

Item 7: Fees

The Seller must pay the Buyer:

Fee	When Payable	Amount
Legal Fees:	Payable upon establishment of the Facility.	$6,000.00 plus GST & disbursements.
Security Registration Fees:	Payable upon establishment of the Facility.	$135.00.
Establishment Fee:	Payable upon establishment of the Facility.	$2,200.00 (incl. GST).
Monthly Service Fee:	Payable on the first day of each monthly	Not Applicable.
Default Administration Fee:	Payable each day that the Seller is in default under this document.	$150.00 incl. GST per day.
Debtor Costs of Funds Charge:	Not applicable.	Nil.
Old Debts Charge:	Payable on the first Business Day following the expiry of the period of ninety (90) days from the Invoice Date for a Receivable.	One per cent (1%) of the Face Value of each subject Receivable for which full payment has not been received within the period of ninety (90) days from the

Fee	When Payable	Amount
		Invoice Date for the subject Receivable.
Administration Charge:	The first business day of each and every month during the term of the Facility (i.e. the relevant monthly payment date).	The greater of $1,250.00 (plus GST) and one and one-half percent (1.5%) of the Face Value of each and every Receivable which is created during the month prior to relevant monthly payment date.

Item 8: **Security**

Fixed and Floating Charge over the assets and undertakings of Yarraman Estate Pty Ltd (ACN 101 141 593) in favour of AR Cash Flow Pty Ltd (ACN 129 883 405), dated on (or about) the date of this document.

Item 9: **Permitted Security Interest**

Fixed and Floating Charge in favour of Provident Capital Limited (ACN 082 735 573) dated 16 June 2004, ASIC Charge No. 1053474.

and

Fixed and Floating Charge in favour of Whinners Pty Ltd (ACN 000 641 092), dated 31 October 2007, ASIC Charge No. 1548789.

Item 10: **Trust**

None disclosed.

Item 11: **Business Day**

Sydney.

Item 12: **Applicable Law**

New South Wales.

Item 13: **Address for Service**

Buyer:	AR Cash Flow Pty Ltd (ACN 129 883 405)
Address:	Office 1 700 Military Road MOSMAN NSW 2088
Facsimile:	1300-651-243
Seller:	Yarraman Estate Pty Ltd (ACN 101 141 593)
Address:	700 Yarraman Road WYBONG NSW 2333
Attention:	Ian Long

SCHEDULE 2
RECEIVABLES PURCHASE OFFER

To:

[Name of Seller]
[Address of Seller]

(the "**Seller**")

Cashflow Financing Agreement between [Buyer] and [Seller], dated [Date of Cashflow Financing Agreement]

Receivables Purchase Offer

Pursuant to the Cashflow Financing Agreement, [Seller] requests [Buyer] to purchase the Receivables described below:

Invoice No	Debtor Name & Contact Details	Date of Invoice	Due Date	Face Value

The Seller by signing (and returning) this document represents and warrants in favour of the Seller that each of the "representation and warranties" set out in the Cashflow Financing Agreement are true and not misleading by omission as at the date of this notice and the Seller confirms that no Event of Default of Potential Event of Default (as defined in the Cashflow Financing Agreement) has occurred or exists at the date of this notice

Signed
[Authorised Officer of Buyer]

Acknowledgement

Signed

[Authorised Officer of Seller]

SCHEDULE 3
DEBTOR ACKNOWLEDGEMENT OF ASSIGNMENT

[Seller's Letterhead]
[date]
[Name and Address of Debtor]

Attention: Accounts Payable Manager

Notice of Assignment and Irrevocable Direction to Pay

We are pleased to inform you we have established a working relationship that provides *[Name of Seller]* with a working capital line of credit. These funds will enable further growth and expansion from which *[Name of Seller]* and their customers will benefit both now and in the future. Accordingly, *[Name of Seller]* has assigned all present and future Accounts Receivable with your company to *[Name of Buyer]*.

This letter hereby authorises and instructs you to remit your payment of all invoices from *[Name of Seller]* directly to *[Name of Buyer]* and to continue to do so until notified otherwise by *[Name of Buyer]*. *[Name of Buyer]* shall be entitled to give a receipt for payment in full satisfaction of your obligations under the relevant invoices. This notice may only be revoked in writing by *[Name of Buyer]*.

Please make your cheques payable to, and send them to:

[Name of Buyer] - [Name of Seller]
[Address of Buyer]

If you are paying by direct deposit please pay:

[Name of Buyer] - [Name of Seller]
[Bank Account Details]]

Your cooperation is appreciated. We ask that you sign and return this letter so we know you have made the needed changes in your Accounts Payable system. Therefore please sign below and return via fax to *[Fax of Buyer]*at your earliest convenience. Please keep a copy of this letter for your records.

Should you have any questions concerning this letter, please call *[Name of Buyer]*on *[Telephone of Buyer*] or *[Name of Seller] on [Telephone of seller*].

Sincerely,
[Authorised Officer of Seller]
[Name of Seller]

Acknowledgment by Debtor:

Signature: ______________________________
Print Name: ______________________________
Title: ______________________________
Date: ______________________________

SCHEDULE 4
ASSIGNMENT NOTICE

[Seller's Letterhead]

[Date]

[Name of Debtor]
[Address of Debtor]

[Seller] – [Invoice No] dated [date of invoice]
Notice of Assignment

WE GIVE YOU NOTICE THAT [seller] ("the Assignor") has assigned to [buyer] absolutely the debt of $[face value] owing by [debtor] pursuant to Invoice No. [invoice no.]. [Debtor] is irrevocably directed to pay the debt of $[face value] to [buyer].

Please make your cheques payable to, and send them to:

[Name of Buyer] - [Name of Seller]
[Address of Buyer]

If you are paying by direct deposit please pay:

[Name of Buyer] - [Name of Seller]
[Bank Account Details]]

Signed:

[Authorised Officer of Seller]
[Name of Seller]

SCHEDULE 5
RECOURSE NOTICE

To:

[Name of Seller]
[Address of Seller]

Cashflow Financing Agreement between [Seller] and [Buyer] dated [Date of Cashflow Financing Agreement]

Recourse Notice

Pursuant to the Cashflow Financing Agreement, [Buyer] hereby gives notice that the relevant debtors of the following Assigned Receivables have failed to make payment by the Recourse Date:

[Name of Debtor and Invoice Details]

Pursuant to the Cashflow Financing Agreement [Seller] must immediately pay the amount of $[Recourse Amount] to [Buyer].

[If sufficient funds are in the Reserve Fund – [Buyer] has elected to set of the above Recourse Amount against funds held in the Reserve Fund.]

[If not sufficient funds are in the Reserve Fund – [Buyer] requires immediate payment of the above Recourse amount by electronic transfer to the following account [account details]]

Sincerely,
[Authorised Officer of Buyer]
[Name of Buyer]

SIGNED AS AN AGREEMENT on 25 June 2009

EXECUTED by **AR CASH FLOW PTY LTD (ACN 129 883 405)** in accordance with section 127 of the Corporations Act 2001:

Signature of Director/Secretary

Leigh Dunsford

Print Name [BLOCK LETTERS]

Signature of Director

Daniel Dunsford

Print Name [BLOCK LETTERS]

EXECUTED by **YARRAMAN ESTATE PTY LTD (ACN 101 141 593)** in accordance with section 127 of the Corporations Act 2001:

Signature of Director/Secretary

IAN LONG

Print Name [BLOCK LETTERS]

Signature of Director

STEPHEN KULMAR

Print Name [BLOCK LETTERS]